SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                        ------------------------------


                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                 MUNIHOLDINGS NEW YORK INSURED FUND III, INC.
                 --------------------------------------------

            (Exact name of registrant as specified in its charter)


              Maryland                                    Applied For
     ----------------------                  ---------------------------------
     (State of incorporatio                  IRS employer identification (no.)
         or organization)




MuniHoldings New York Insured Fund III, Inc.                08536
                                                     -----------------------
800 Scudders Mill Road                                       (zip code)
Plainsboro, New Jersey
------------------------------------------
(Address of principal
executive offices)

     If this form relates to the               If this form relates to the
     registration of a class of                registration of a class of
     securities pursuant to                    securities pursuant to Section
     Section 12(b) of the Exchange             12(g) of the Exchange Act and is
     Act and is effective                      effective pursuant to General
     pursuant to General Instruction           Instruction A.(d), please check
     A.(c), please check the following         the following
     box.  |X|                                 box.  | |

Securities to be registered pursuant to
Section 12(b) of the Act:

Title of each class to be                  Name of each exchange on which
so registered                              each class is to be registered
--------------------------                 -------------------------------

Shares of Common Stock,                    New York Stock Exchange
par value $.10 per share


Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.  Description of Registrant's Securities to be Registered.

     The section captioned "Description of Capital Stock" in the Registrant's prospectus dated January 26, 1999 forming a part of the Registrant's Registration Statement on Form N-2 (Nos. 333-64819 and 811-09131) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on January 26, 1999, is incorporated herein by reference.

Item 2.  Exhibits.

(I) The following exhibits have been filed with the Commission:

             (1)   Form of Certificate for Common Stock.*

             (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock**

(II) The following exhibits are to be filed with the New York Stock Exchange only:

                  (1)      Not applicable.
                  (2)      Not applicable.
                  (3)      Not applicable.
                  (4)      (a) Charter of the Registrant.
                           (b) By-Laws of the Registrant.
                  (5)  Specimen Certificate for Common Stock.
                  (6)  Not applicable.


----------------------
*   Incorporated by reference to Exhibit (d)(2) to the Registration Statement.

**  Incorporated by reference to Exhibit (d)(1) to the  Registration Statement.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            MUNIHOLDINGS NEW YORK INSURED
                                            FUND III, INC.
                                            (Registrant)



                                            By: /s/ Arthur Zeikel
                                                ---------------------------
                                            Name:  Arthur Zeikel
                                            Title:    President

Date:    January  29, 1999